UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)
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Neuberger Berman High Yield Strategies Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 October 2020

STOCKHOLDERS OF
NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.

SABA CAPITAL MANAGEMENT, L.P. WITHDRAWS DIRECTOR NOMINATIONS
AND STOCKHOLDER PROPOSALS

Dear Stockholder:

Neuberger Berman High Yield Strategies Fund Inc. (NYSE American: NHS) (the “Fund”) wants to update you on some changes for the upcoming 2020 Annual Meeting of Stockholders (the “Meeting”).  First, the hedge fund managed by Saba Capital Management, L.P. has irrevocably withdrawn its director nominations and stockholder proposals and terminated its pending proxy solicitation.  As a result, the only proposal to be considered at the Meeting is the election of Directors.
The Meeting is still scheduled to take place on October 29, 2020 and your vote remains important.  If you have not already done so, please take a few minutes today to vote your shares “FOR” the Fund’s incumbent Director nominees, including by telephone or through the Internet, by following the instructions on the enclosed WHITE proxy card.  If you have any questions, please contact the Fund’s proxy solicitor, AST Fund Solutions, LLC (“AST”), toll-free at (866) 745-0265.
As previously announced via press release on October 21, 2020, in light of public health concerns regarding the coronavirus pandemic, the Fund has decided to hold the Meeting in a virtual format only.  The Meeting will be accessible solely by means of remote communication.  If you held shares of the Fund through an intermediary (such as a broker-dealer) as of August 6, 2020, in order to participate in and vote at the Meeting, you must first obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of Fund shares you held as of August 6, 2020, and your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to AST at attendameeting@astfinancial.com and put “Legal Proxy” in the subject line. Requests for registration must be received by AST no later than 3:00 p.m. Eastern Time on Wednesday, October 28, 2020.  After receiving the appropriate information, AST will then email you the conference call dial-in information and instructions for voting during the Meeting.
If you were a record holder of Fund shares as of August 6, 2020 (i.e., you held shares of the Fund directly in an account with the Fund’s transfer agent), you can participate in and vote at the Meeting or at any adjournments or postponements thereof.  To do so, please email AST at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on Wednesday, October 28, 2020.  Please include the Fund’s name in the subject line and provide your name and address in the body of the e-mail.  After receiving the appropriate information, AST will then email you the conference call dial-in information and instructions for voting during the Meeting.

The following information is supplemental to the Fund’s Proxy Statement dated September 25, 2020, which was previously mailed to all stockholders.
As of August 6, 2020, there are 16,619,912 shares of common stock entitled to vote and 7,600,000 shares of preferred stock entitled to vote at the Meeting.  As of August 6, 2020, the Fund is not aware of any person who owns beneficially more than 5% of its outstanding shares of common stock or preferred stock other than those listed below.
Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common	Saba Capital Management, L.P. Mr. Boaz R. Weinstein 405 Lexington Avenue, 58th Floor New York, NY 10174	4,874,870(1)	24.95%(2)
Common	First Trust Portfolios L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	1,197,093	6.13%(3)
Preferred	Metropolitan Life Insurance Company 10 Park Avenue P.O. Box 1902 Morristown, NJ 07962	7,600,000	100%
(1)	Of this number of shares beneficially owned, 2,920,673 shares are deemed to be “control shares” under the Maryland Control Share Acquisition Act and currently have no voting rights at the Meeting.
(2)	Based on a Form 4 filed by Saba Capital Management, L.P. and Mr. Boaz R. Weinstein on May 28, 2020.
(3)	Based on a Schedule 13G filed by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation on January 22, 2020.